SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

Commission File Number: 000-52337

BMR Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-0989901 (I.R.S. Employer Identification No.)
1184 Rutland Road, Suite 2, Newport Beach, California (Address of principal executive offices)	92660 (Zip Code)
(949) 292-0820 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events.

Stock Split.  On August 1, 2008, the Registrant’s Board of Directors approved a 2-for-1 stock split (“Split”) of the Registrant’s issued and outstanding common stock which shall be effectuated through the issuance of 1 share for each share of common stock outstanding as of the record date.  The Registrant hopes that the stock split will increase the liquidity of its common stock in the event that the Registrant is able to acquire Balqon Corporation as disclosed in the Registrant’s Current Report on Form 8-K, which was filed on July 17, 2008. The record date for the Split is August 12, 2008. The payable date of the Split is August 13, 2008. Prior to the Split, there are 3,888,750 shares issued and outstanding. Following the Split, there will be approximately 7,777,500 shares issued and outstanding. The Registrant’s common stock will continue to be $.001 par value.  Fractional shares will be rounded upward. The Registrant’s symbol and CUSIP Number will not change as a result of the Split. In connection with the Split, the Registrant will file a Certificate of Change with the State of Nevada to effect the Split of the Registrant’s authorized and outstanding shares of common stock with an effective date of filing of August 12, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BMR Solutions, Inc.

Date: August 8, 2008	By:	/s/ K. John Shukur
K. John Shukur
President, Secretary, Treasurer and a director